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                                                                  Exhibit (d)(4)

                              PIERCING PAGODA, INC.
                                3910 Adler Place
                              Post Office Box 25007
                             Lehigh Valley, Pa 18002

                         MUTUAL NON-DISCLOSURE AGREEMENT

         This Agreement, made as of March 28, 2000 (the Effective Date), by and between Piercing Pagoda, Inc., a Delaware corporation (including its affiliates and their respective successors, transferees and permitted assigns, "PPI"), and the undersigned (including its affiliates and their respective successors, transferees and permitted assigns, "Company") in connection with, our consideration of a possible business transaction (the "Stated Purpose") each party may disclose certain of its proprietary and confidential information to the other party in order to facilitate discussion and analyses.

         As a condition to the furnishing by one party (in such capacity, the "Disclosing Party") of such information as the Disclosing Party, in its sole and absolute discretion, may determine to furnish to the other party (in such capacity, the "Recipient"), the parties hereto agree to comply with the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of and reliance on the respective representations, warranties and covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

         1. The Recipient shall take responsible steps to ensure that all Confidential Information of the Disclosing Party is kept confidential; provided, however, that such information may be disclosed to those employees or agents of the Recipient who have a need to know such information, or to such other party as may be agreed to by the Disclosing Party in writing, only if each such employee or party is informed by the Recipient of the confidential and proprietary nature of such information and of the confidentiality undertakings of the Recipient contained herein. The Recipient shall be responsible for any breach of this Agreement by its employees or agents.

         2. As used herein, "reasonable steps" means the steps that the Recipient takes to protect its own, similar confidential and proprietary information, which shall not be less than a reasonable standard of care.

         3. As used herein "Confidential Information" means all proprietary or confidential information of the Disclosing Party, including but not limited to Confidential Information regarding its products, suppliers, customers, technology, pricing, business plan, activities or know-how, whether disclosed directly or indirectly, in writing (marked as Confidential Information), orally or by drawings or inspection of documents.


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         4.       However, Confidential Information does not include any of the foregoing items:

                  (i) prior to disclosure, is know to the public or becomes so known through no action of Recipient;

                  (ii) is required to be disclosed pursuant to applicable laws, rules or regulations or governmental requirement or court order (provided, however, that the Recipient shall promptly advise the Disclosing Party of its notice of any such requirement or order);

                  (iii) is already rightfully in the Recipient's possession at the time of disclosure, as evidenced by written records of the Recipient; or

                  (iv) is received by the Recipient from another person or entity who is not obligated to the Disclosing party to keep the same confidential.

         5. Neither party shall, without the other party's prior written consent (a) disclose to any person or entity (other than the persons employed by either party who are actively and directly participating in the Stated Purpose) any information about the parties' discussions regarding the Stated Purpose or the terms, conditions or other facts relating thereto including the fact that discussions are taking place with respect thereto or the status thereof, or the fact that the Confidential Information has been made available to either party, except to the extent that such disclosure is required by applicable laws, rules or regulations or government requirement or court order (provided, however, that the Recipient shall promptly advise the Disclosing Party of its notice of any such requirement or order); or (b) use the Confidential Information for any purpose other than the Stated Purpose, without limiting the foregoing, the Recipient shall not trade in the securities of the Disclosing Party while in the possession of Confidential Information relating to the Disclosing Party.

         6. At the request of the Disclosing Party, the Recipient shall promptly return to the Disclosing Party all Confidential Information of the Disclosing Party in whatever medium, including any and all copies thereof. Such return (or, if authorized, destruction of Confidential Information) shall be confirmed in writing by the Recipient to the Disclosing Party.

         7. Each party agrees that it would be impossible or inadequate to measure and calculate the other party's damages from any breach of the covenants set forth in this Agreement. Accordingly, the parties agree that if either party breaches or threatens to breach any of such covenants, the non-breaching party will have available, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement. The parties further agree that no bond or other security shall be required in obtaining such equitable relief and each party hereby consents to the issuance of such injunction and to the ordering of specific performance.


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         8.       Each party understands and acknowledges that the Disclosing
Party is not making any representation or warranty as to the accuracy or completeness of any Confidential Information furnished by or on behalf of the Disclosing Party (except to the extent and only to such effect as shall be expressly set forth in an executed and delivered definitive agreement between the parties to effect the Stated Purpose (the "Definitive Agreement")). Neither the Disclosing Party, its affiliates nor any of their respective officers, directors, employees or agents shall have any liability to the Recipient or any of its Representatives relating to or arising from the use of the Confidential Agreement.

         9. Except as set forth in this Agreement, neither PPI nor Company shall have any liability or obligation of any nature whatsoever to the other party, nor any obligation to enter into a Definitive Agreement, negotiate to enter into a Definitive Agreement, or refrain from negotiating similar agreements with other parties.

         10. It is further understood and agreed that this Agreement may not be amended except by an instrument signed by the party against whom enforcement is sought. This Agreement shall be governed by an interpreted in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to any conflict of law provisions. This Agreement shall become binding when any one or more counterparts hereof, individually or taken together, shall bear the signatures of PPI and Company. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, but all of which together shall constitute but one and the same instrument.

         11. IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed effected as of the date first above written.

PIERCING PAGODA, INC.                  ZALE CORPORATION


By: /s/ John Eureyecko                  By: /s/ Alan P. Shor
    -----------------------------           ----------------------------------
    Name: John Eureyecko                    Name: Alan P. Shor
    Title: President and COO                Title: Executive Vice President
                                                  and Chief Operating Officer


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